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                                  Exhibit 10(b)
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                         First Amendment to Pension Plan
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                               FIRST AMENDMENT TO
                               THE SCOTTS COMPANY
                            ASSOCIATES' PENSION PLAN

            (AMENDED EFFECTIVE JANUARY 1, 1989 AND DECEMBER 31, 1995)


         WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Associates' Pension Plan (the "Plan"); and

         WHEREAS, the Internal Revenue Service requested and approved certain changes in the Plan in connection with the issuance of a favorable determination letter dated January 28, 1997;

         NOW, THEREFORE, effective as of December 31, 1995, the Plan is amended as follows:

1.       Section 2.09 Military Service shall be added to the Plan to provide:

         Notwithstanding any provisions of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

2.       Section 3.04 Reemployment shall be amended to provide:

         The membership of any person reemployed by an Affiliate as an Eligible Employee shall be immediately resumed if such Employee was previously a Member of the Plan, subject to Section 2.04.

3. The second sentence of the paragraph (d) of section 4.04 Optional Forms of Benefits After Retirement shall be amended to provide:

         The Administrative Committee shall provide a Member with a written explanation of the Automatic Joint & Survivor Option and the lifetime form of benefit no more than 90 days and no less than 30 days (or, effective January 1, 1997, no less than seven days) before the date as of which the Member's payments are to start) before the date on which the Member's payments start.

4. The reference to "Section 4.09(b)" in paragraph (d) in Section 4.05 Optional Forms of Benefits Before Retirement shall be changed to "Section 4.09."

5. Paragraph (a) of Section 4.06 Maximum Benefits shall be amended to provide:

         (a) The maximum annual normal, early retirement allowance, death in service benefit, or vested benefit attributable to Company contributions, payable after adjustment for any optional elections under Section 4.05(b), or Options 1 or 2 of Section 4.05(c), provided the Member's spouse is the designated contingent annuitant, when added to any retirement allowance attributable to contributions of the Company or an Affiliate provided to a Member under any other qualified defined benefit plan, shall be equal to the lesser of:

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         (i)      $90,000 adjusted in accordance with regulations issued under
                  Section 415 of the Internal Revenue Code by the Secretary of the Treasury or his delegate. Each year in which such an adjustment is made, it shall not become effective prior to January 1 of such year. If a Member has not completed 10 Years of Benefit Service, the adjusted $90,000 limit shall be reduced by the ratio which the number of Years of Benefit Service bears to 10.

         (ii) the Member's average annual remuneration during the three consecutive Years of Benefit Service affording the highest such average, or during all of Years of Benefit Service if less than three years. If a Member has not completed 10 Years of Vesting Service, the limit in this paragraph shall be reduced by the ratio which the number of Years of Vesting Service bears to 10.

         Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an actuarial equivalent straight life annuity before applying the limitations of this Section. The interest rate assumption used to determine actuarial equivalence will be the greater of the interest rate used in Appendix A or 5%. No actuarial adjustment to the benefit is required for (a) the value of a joint and survivor annuity where the Member's spouse is the designated contingent annuitant, (b) the value of benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (c) the value of post-retirement cost-of-living increases made in accordance with Code Section 415(d) and Section 1.415-3(c)(2)(iii) of the Income Tax Regulations.

6. Paragraph (e) of Section 4.06 Maximum Benefits shall be amended by the addition of the following sentences:

         In the case of an individual who was a Member in one or more defined benefit plans of the Employer as of the first day of the first limitation year beginning after December 31, 1986, the application of the limitations of this Section shall not cause the maximum permissible amount for such individual under all such defined benefit plans to be less than the individual's accrued benefit, determined as if the Member had separated from service as of December 31, 1986, when expressed as an annual benefit within the meaning of Code Section 415(b)(2). In determining the amount of a Member's accrued benefit, any change in the terms and conditions of the Plan after May 5, 1986, and any cost of living adjustments occurring after May 5, 1986, shall be disregarded.

7. Section 4.07 No Duplication shall be amended by the addition of the phrase "or other statutory limits" to the parenthetical.

8. The last sentence of the first paragraph of Section 4.08 Payment of Benefits shall be replaced with the following:

         In no event shall a retirement allowance or vested benefit be payable to a Member who continues in active service with the Company or an Affiliate for any period between his

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         Normal Retirement Date and Deferred Retirement Date. The retirement allowance or vested benefit payable to a Member who resumes active service with the Company or an Affiliate after his Normal Retirement Date shall continue in pay status as provided in Section 4.09.

9. Section 4.09 Reemployment of Former Member or Retirement Member shall be amended to provide:

         If a former Member or a retired Member entitled to or in receipt of a vested benefit or retirement allowance is reemployed by the Company or an Affiliate as an Employee, any benefit payments he is receiving shall continue in pay status. Accruals after reemployment shall be offset by the actuarial equivalent (as determined under Appendix A) of distributions received by such Member in or after the Plan Year in which the Member attains Normal Retirement Age. If accruals after reemployment exceed the reduction, the amount of Member's vested benefit or retirement allowance shall be adjusted when he again terminates employment. However, the Member's previous election of a form of benefit shall remain in effect while reemployed and after termination of employment. If, at subsequent termination of employment or retirement, any question shall arise under this Section 4.09 as to the calculation or re-calculation of a reemployed former Member's or retired Member's vested benefit or retirement allowance or election of an optional form of benefit under the Plan, such question shall be resolved by the Administrative Committee on a basis uniformly applicable to all Members similarly situated.

10. Paragraph (a) of Section 4.10 Top-Heavy Provisions shall be amended by the addition of the following phrase:

         ..., plus amounts which would have been includable in the Employee's income but for the Employee's election to make contributions under Code Sections 125 and 401(k).

11. Paragraph (b)(ii) of Section 4.10 Top-Heavy Provisions shall be amended by the addition of the following sentence:

         If a Member participates in this Plan and a defined contribution plan in the Aggregation Group, the Member shall receive the minimum benefit under this Plan.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 10 day of February, 1997.

                                           THE SCOTTS COMPANY

                                           By:  /s/ Rosemary Smith
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                                               Rosemary Smith,
                                               Vice President - Human Resources

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